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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): October 21, 2005


                         LITHIUM TECHNOLOGY CORPORATION
               (Exact Name of Registrant as Specified in Charter)


            Delaware                     1-10446                 13-3411148
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(State or Other Jurisdiction of        (Commission              (IRS Employer
Incorporation or Organization)         File Number)          Identification No.)


             5115 Campus Drive, Plymouth Meeting, PA             19462
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             (Address of Principal Executive Offices)         (Zip Code)


       Registrant's telephone number, including area code: (610) 940-6090
                                                           --------------


                                 Not Applicable
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of us under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 21, 2005, pursuant to a Debt Exchange Agreement between us, GAIA Holding, B.V., GAIA Akkumulatorenwerke GmbH ("GAIA"), Arch Hill Capital N.V. and Arch Hill Ventures N.V., we exchanged approximately $4.4 million of debt owed by GAIA to Arch Hill Ventures for our equity securities as described below (the "Debt Exchange").

Tamarchco GmbH ("Tamarchco"), a 100% owned subsidiary of Arch Hill Ventures, has provided three silent partnership loans to GAIA consisting of Euro2,364,501 ($2,883,510) including interest through July 31, 2005 under the First Tamarchco Partnership Agreement (the "Tamarchco I Debt"), a Euro246,979 ($301,192) loan including interest through July 31, 2005 under the Second Tamarchco Partnership Agreement (the "Tamarchco II Debt") and a Euro206,168 ($251,421) loan including interest through July 31, 2005 under the Third Tamarchco Partnership Agreement (the "Tamarchco III Debt") (the three partnership agreements, the "Tamarchco Partnership Agreements").

Tamarchco is entitled to receive an annual 4% share in profits related to its contributions under the First Tamarchco Agreement and an annual 12% share in profits related to its contribution under the Second and Third Tamarchco Agreements payable once GAIA has generated an accumulated profit amounting to $4,837,000. Tamarchco assigned to Arch Hill Ventures its right to repayment of the Tamarchco I Debt, Tamarchco II Debt and Tamarchco III Debt (together the "Tamarchco Debt").

Frankendael Participatiemaatschappij N.V. ("Frankendael") has provided a partnership loan to GAIA consisting of Euro547,078 ($667,162) including interest through July 31, 2005 (the "Frankendael Debt"). Frankendael is entitled to receive an annual 12% share in profits related to its contributions under the Frankendael Partnership Agreement payable once GAIA has generated an accumulated profit amounting to $4,627,000. Frankendael has assigned to Arch Hill Ventures its right to repayment of the Frankendael Debt.

In the Debt Exchange we issued to Arch Hill Ventures in exchange for the Tamarchco Debt $3,436,123 of our 10% convertible debentures and warrants to purchase 1,718,062 shares of our common stock with an exercise price of $0.38 per share. As further consideration for the exchange of the Tamarchco Debt, Arch Hill Ventures agreed in the Debt Exchange Agreement to transfer to us its 100% ownership interest in Tamarchco.

In the Debt Exchange we issued to Arch Hill Ventures in exchange for the Frankendael Debt $667,162 of our 10% convertible debentures and warrants to purchase 333,581 shares of our common stock with an exercise price of $0.38 per share.

We owed interest in the amount of Euro251,937 ($307,237) to Arch Hill Ventures on debt previously exchanged for our securities (the "Interest Due"). On October 21, 2005 in the Debt Exchange, we issued to Arch Hill Ventures in exchange for the Interest Due $307,237 convertible debentures and 153,619 warrants of the Issuer's common stock at an exercise price of $0.38 per share.



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As a condition of the closing of the Debt Exchange, we received from our financial advisor, an opinion that the debt exchange is fair from a financial point of view to our stockholders.

The 10% convertible debentures issued to Arch Hill Ventures in the Debt Exchange (the "October 2005 debentures") have a maturity date of October 21, 2007 at which time the principal amount and all accrued interest on the October 2005 debentures is due and payable. Interest payments on the October 2005 debentures are due and payable in cash quarterly, or at the option of Arch Hill Ventures, in our common stock at a price equal to the conversion price of our common stock commencing December 31, 2005. The October 2005 debentures are convertible at any time at the option of the holder into shares of our common stock at the lesser of $2.00 and the average of the lowest 3 intra-day trading prices during the 20 trading days immediately prior to the conversion date discounted by 50% (the "Conversion Shares"). Without our consent, the October 2005 debentureholder may not assign, transfer or sell any Conversion Shares for a period of 12 months from the date of conversion of the October 2005 debentures.

We have the right to prepay all or a portion of the outstanding October 2005 debentures and accrued and unpaid interest upon prior written notice to the holders of the October 2005 debentures in an amount equal to 130% of principal and interest for prepayments occurring from October 21, 2005 through December 20, 2005 (60 days), 140% for prepayments of principal and interest occurring from December 20, 2005 through January 19, 2006 (61 - 90 days) or 150% for prepayment of principal and interest occurring on or after January 19, 2006 (91st day +).

The warrants are exercisable one year from issuance and thereafter only if the warrantholder has not sold any LTC equity securities within the prior six months and expire five years from the date of issuance. The warrants are subject to exercise price adjustments upon the occurrence of certain events including stock dividends, stock splits, mergers, reclassifications of stock or our recapitalization. The exercise price of the warrants is also subject to reduction if we issue any rights, options or warrants to purchase shares of our common stock at a price less than the market price of our shares as quoted on the OTC Bulletin Board.

On October 21, 2005 Arch Hill Ventures, which is controlled by Arch Hill Capital, transferred the right to receive the October 2005 debentures and warrants to Stichting Gemeenschappelijk Bezit LTC, which is also controlled by Arch Hill Capital.

No commissions were paid to any brokers in connection with the Debt Exchange or the issuance of the Arch Hill Ventures Securities.

Issuance of the securities was exempt from registration pursuant to Section 4(2) of the Securities Act. The underlying securities were issued to an accredited investor in a private transaction without the use of any form of general solicitation or advertising. The underlying securities are "restricted securities" subject to applicable limitations on resale.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES

See Item 1.01(a) above.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 25, 2005

                                             LITHIUM TECHNOLOGY CORPORATION
                                             (Registrant)


                                             By: /s/ Andrew J. Manning
                                                --------------------------------
                                                Andrew J. Manning
                                                President and Chief Operating
                                                Officer